UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:  November 29, 2010

INTEGRATED FREIGHT CORPORATION
 (Exact name of registrant as specified in its charter)

Florida	000-14273	84-0868815
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 200, 6371 Business Boulevard, Sarasota, Florida 34240
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 941-907-8372

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

We issued 2,400,000 shares of our common stock and 2,400,000 common stock purchase warrants to Seaside 88, LP, an institutional investor, for an aggregate price of $960,000 on November 29, 2010.  The common stock purchase warrants are exercisable for five years at a price of $0.75, and contain a “cashless” exercise feature.

National Securities Corp. acted as the placement agent.  We paid a placement agent fee of $94,000 in cash and 150,000 common stock purchase warrants exercisable for five years at a price of $0.75, and contain a “cashless” exercise feature.

We have relied on exemption from registration provided in Section 4(2) of the Securities Act of 1933.  The purchaser is a professional investor and the finder a registered associated person.  The sale of the shares did not involve a public offering.  The certificates issued for the shares have a restrictive legend and an appropriate stop transfer order noted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED FREIGHT CORPORATION

/s/ Paul A. Henley
Paul A. Henley
Chief Executive Officer

December 2, 2010